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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of NetBank, Inc. on Form S-8 of our report dated January 25, 2002 (February 28, 2002 as to Note 3 and March 6, 2002 as to Note 15) appearing in the Annual Report on Form 10-K of NetBank, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE, LLP
Atlanta, Georgia
March 28, 2002

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EXHIBIT 23.2 INDEPENDENT AUDITORS' CONSENT